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                                                                Exhibit 3(i)


             AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
             ---------------------------------------------------

                                     OF
                                     --

                     MISSISSIPPI VALLEY BANCSHARES, INC.
                     -----------------------------------


HONORABLE MATT BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101

         Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

                                  SECTION 1
                                  ---------

         The present name of the Corporation is Mississippi Valley Bancshares, Inc., which is the name under which it was originally organized.


                                  SECTION 2
                                  ---------

        An amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders of the Corporation on April 17, 2002.


                                  SECTION 3
                                  ---------

         Article Three Section A. of the Restated Articles of Incorporation is amended to read as follows:

         The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 30,100,000 shares consisting of 30,000,000 shares of Common Stock, $1.00 par value, and 100,000 shares of Preferred Stock, $1.00 par value.

                                  SECTION 4
                                  ---------

         All of the 9,416,462 shares of Common Stock outstanding were entitled to vote on the foregoing amendment. There were no shares of any other class outstanding and so there were no shares entitled to vote thereon as a class.


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                                  SECTION 5
                                  ---------

         The number of shares voted for and against the amendment was as follows:

         CLASS               NO. VOTED FOR              NO. VOTED AGAINST

         Common                7,910,972                     101,287

         106,377 shares abstained and 1,297,826 shares did not vote.

                                  SECTION 6
                                  ---------

         The amendment changed the number or par value of authorized shares having a par value, and the amount in dollars of authorized shares having a par value as changed is $30,100,000.

                                  SECTION 7
                                  ---------

         The Amendment did not provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the value of issued shares of that class.


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         IN WITNESS WHEREOF, the undersigned, Chairman and Chief Executive
Officer, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 23rd day of April, 2002.


                                      MISSISSIPPI VALLEY BANCSHARES, INC.


(Corporate Seal)                      By:      /s/ Andrew N. Baur
                                          ----------------------------------
                                          Andrew N. Baur, Chairman and
                                          Chief Executive Officer

Attest:


      /s/ Carol B. Dolenz
------------------------------
Carol B. Dolenz, Secretary



STATE OF MISSOURI             )
                              )SS
COUNTY OF ST. LOUIS           )


         I,                              , a Notary Public, do hereby
            -----------------------------
certify that on the        day of April, 2002 personally appeared before me
                    ------
Andrew N. Baur who, being by me first duly sworn, declared that he is the Chairman and Chief Executive Officer of Mississippi Valley Bancshares, Inc., that he signed the foregoing document as Chairman and Chief Executive Officer of the Corporation, and that the statements therein contained are true.


                                          ----------------------------------
                                          Notary Public

My commission expires:

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